UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2023

MINIM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37649	04-2621506
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

848 Elm Street

Manchester, NH 03101

(Address of principal executive offices, including zip code)

(833) 966-4646

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock, $.01 par value per share	MINM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING

On May 19, 2023, Minim, Inc. (the “Company”) received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company is not currently compliant with Nasdaq’s independent director, audit committee, and compensation committee requirements as set forth in Nasdaq Listing Rule 5605. Rule 5605 requires, in part, that listed companies have a majority independent board of directors and an audit committee and compensation committee consisting of at least three independent directors. The non-compliance resulted from the resignations of Mr. Philip Frank and Ms. Sandra Howe from the Company’s board of directors, audit committee, and compensation committee, as disclosed in the Form 8-K filed by the Company on April 7, 2023.

Nasdaq requires the Company to submit a plan to regain compliance by July 3, 2023. Upon acceptance of the plan by Nasdaq, the Company will be granted an extension of 180 calendars days, or November 19, 2023, to evidence compliance to Rule 5605. If Nasdaq rejects the Company’s plan or the Company does not evidence compliance with Nasdaq Listing Rule 5605, the Company will receive written notification from Nasdaq that the shares of the Company’s common stock, par value $0.01 per share, will be delisted from Nasdaq. In the event that the Company receives such notification from Nasdaq, it will have the right to appeal such delisting determination to Nasdaq’s hearing panel.

The Company is actively searching for a qualified individual who the Company intends to appoint as an additional independent director to the audit committee and compensation committee.

Receipt of the letter described above from Nasdaq has no immediate effect on the listing of the Company’s common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2023	MINIM, INC.

	By:	/s/ Dustin Tacker
	Name:	Dustin Tacker
	Title:	Chief Financial Officer